As filed with the Securities and Exchange Commission on February 6, 2004

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QLOGIC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0537669 (I.R.S. Employer Identification No.)

26650 Aliso Viejo Parkway
Aliso Viejo, California 92656
(Address, Including Zip Code, of Principal Executive Offices)

QLogic Corporation Non-Employee Director Stock Option Plan
QLogic Corporation Stock Awards Plan

(Full Title of the Plans)

Frank A. Calderoni
Senior Vice President and Chief Financial Officer
QLogic Corporation
26650 Aliso Viejo Parkway
Aliso Viejo, California 92656
(949) 389-6000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

COPY TO:

Gary J. Singer, Esq.
O’Melveny & Myers LLP
610 Newport Center Drive, Suite 1700
Newport Beach, California 92660

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title Of	Amount	Offering	Aggregate	Amount Of
Securities	To Be	Price	Offering	Registration
To Be Registered	Registered	Per Unit	Price	Fee

Common Stock, par value $0.001 per share, Issuable under the QLogic Corporation Non-Employee Director Stock Option Plan	100,000 shares(1)(2)	$43.17 (3)	$4,317,000 (3)
Common Stock, par value $0.001 per share, Issuable under the QLogic Corporation Stock Awards Plan	2,000,000 shares(1)(2)	$43.17 (3)	$86,340,000 (3)

Totals	2,100,000 shares(1)(2)	$43.17 (3)	$90,657,000 (3)	$11,487 (3)

(1)	This Registration Statement covers, in addition to the number of shares of QLogic Corporation, a Delaware corporation (the “Company”), common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the QLogic Corporation Non-Employee Director Stock Option Plan (the “Director Plan”) or pursuant to the QLogic Corporation Stock Awards Plan (the “Stock Awards Plan”), as applicable, as a result of one or more adjustments under such plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Each share of Common Stock is accompanied by a Right (a “Right”) to Purchase Series A Junior Participating Preferred Stock pursuant to the Rights Agreement, dated as of June 4, 1996 , between the Company and Harris Trust Company of California, as Rights Agent, as thereafter amended.

(3)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of a share of Common Stock on February 3, 2004, as reported on the Nasdaq National Market.

     The Exhibit Index for this Registration Statement is at page 7.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Exhibit 4.1
Exhibit 4.2
Exhibit 5
Exhibit 23.1

EXPLANATORY NOTE

     This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Director Plan and Stock Awards Plan and consists of only those items required by General Instruction E to Form S-8.

__________________________

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to plan participants as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents of the Company filed with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended March 30, 2003, filed with the Commission on June 18, 2003 (Commission File No. 0-23298);

(b)	The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended June 29, 2003, September 28, 2003 and December 28, 2003, filed with the Commission on August 7, 2003, November 12, 2003 and February 2, 2004, respectively (Commission File No. 0-23298);

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on June 18, 2003, July 16, 2003, October 15, 2003 and January 14, 2004 (Commission File No. 0-23298);

(d)	The description of the Common Stock contained in the Company’s Registration Statement on Form 10, filed with the Commission on February 15, 1994 (Commission File No. 0-23298), and any amendment or report filed for the purpose of updating such description;

(e)	The description of the Rights and of the Company’s Series A Participating Preferred Stock, par value $0.001 per share, contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on June 19, 1996 (Commission File No. 0-23298), and any amendment or report filed for the purpose of updating such description; and

(f)	The Company’s Registration Statements on Form S-8 relating to the Director Plan and/or the Stock Awards Plan, filed with the Commission on September 25, 2001 (Commission File No. 333-70112), October 30, 1998 (Commission File No. 333-66407), October 1, 1996 (Commission File No. 333-13137), and February 28, 1994 (Commission File No. 33-75814).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 8. Exhibits

     See the attached Exhibit Index on page 7, which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on February 6, 2004.

QLOGIC CORPORATION

By:	/s/ H.K. Desai

H.K. Desai Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints H.K. Desai and Frank A. Calderoni, and each of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them individually, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H.K. Desai H.K. Desai	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	February 6, 2004

/s/ Frank A. Calderoni Frank A. Calderoni	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 6, 2004

Signature	Title	Date

/s/ Larry R. Carter Larry R. Carter	Director	February 6, 2004

/s/ James R. Fieberger James R. Fiebiger	Director	January 26, 2004

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	February 6, 2004

/s/ Carol L. Miltner Carol L. Miltner	Director	January 28, 2004

/s/ George D. Wells George D. Wells	Director	February 5, 2004

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	QLogic Corporation Non-Employee Director Stock Option Plan, as Amended.
4.2	QLogic Corporation Stock Awards Plan, as Amended.
5.	Opinion of Counsel
23.1	Consent of KPMG LLP (consent of independent auditors).
23.2	Consent of Counsel (included in Exhibit 5).
24.	Power of Attorney (included in this Registration Statement under “Signatures”).